Exhibit 99.2
Yadkin Valley Financial Corporation
Investor Presentation
August 2007
Edwin E. Laws, Vice President & Chief Financial Officer Stephen S. Robinson, Executive Vice President & Chief Operating Officer
For further information please contact:
Edwin Laws, Vice President & Chief Financial Officer Office: (336) 526-6313, Fax: (336) 835-8858 Email: edwin.laws@yadkinvalleybank.com

Yadkin Valley Financial Corporation
Forward-Looking Statement
This presentation contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the 2006 Yadkin Valley Financial Corporation Annual Report filed on Form 10-K with the Securities & Exchange Commission.

Yadkin Valley Financial Corporation
What You Will Learn Today . . .
History Our Performance Our Operating Strategy

Yadkin Valley Financial Corporation
History
Yadkin Valley Financial Corporation (“Company”) was formed July 1, 2006, as a holding company Yadkin Valley Bank and Trust Company (“Bank”). Yadkin Valley Bank was chartered by the state of North Carolina in 1968. Our Bank is focused on starting, servicing and expanding small business relationships. We believe the real strength of any economy is the businesses owned and managed by people with a true attachment to the local area.

Yadkin Valley Financial Corporation
History
Nov. 3, 1995: UCB Branch, Elkin, N. C. Ø Loans & $25 MM in Deposits Aug. 1, 2002: Main Street BankShares, Inc.
6 branches in four cities
2 Counties (Iredell & Mecklenburg Counties) $247MM in total assets/$180MM in Loans/ $210MM in Deposits

Yadkin Valley Financial Corporation
History
Nov. 3, 1995: UCB Branch, Elkin, N. C. Ø Loans & $25 MM in Deposits Aug. 1, 2002: Main Street BankShares, Inc.
6 branches in four cities
2 Counties (Iredell & Mecklenburg Counties) $247MM in total assets/$180MM in Loans/ $210MM in Deposits

Yadkin Valley Financial Corporation
History
October 1, 2004: Sidus Financial LLC – A mortgage company located in Greenville, North Carolina serving approximately 50 banks as their mortgage banker, with 8 production offices and licensed in 12 States (NC, SC, GA, FL, AL, AR, VA, WV, KY, TN, MD, & DE)

Sidus Financial, LLC Richmond* MD DE Wilson Oriental Greenville* Wilminfton Easley* Atlantic Beach Hickory* (2)Ashboro Raleigh*
7 Retail Production Offices 5 Wholesale Production Offices *Wholesale Production Office **Wholesale and Retail Production Office

Yadkin Valley Financial Corporation
History
Yadkin Valley Bank services over 133,000 accounts through 24 branches in nine counties in Northwestern and Piedmont North Carolina. We also have a loan production office in Wilmington (New Hanover County), N.C. At the end of the 2nd Quarter of 2007, the Company had $1.13 billion in Assets, $943 million in Deposits and $857 million in Gross Loans. We are well capitalized and poised to grow rapidly over the next five years. Yadkin Valley Bank seeks to become the premier financial institution in each market we serve.

Yadkin Valley Financial Corporation
Experienced Leadership Team – Yadkin Valley Bank and Trust Company Officers * Note: Serve as officers of the Holding Company NAM E P OSITION EXP ERIENCE W illiam A. P resident & CEO 37 years- Northwestern B ank/ F irst Union Long* (60) National B ank/P iedmont B ank Edwin Laws* VP & Chief F inancial Officer 26 years — Southern B ell/B arnard Combs (47) P otts & Rhyne CP A F irm/P iedmont B ank Steve Robinson* EVP & Chief Operating Officer 36 years — Central Carolina (58) B ank/Carolina F irst National B ank/ NationsB ank/Lincoln B ank/P iedmont B ank James P earce Chief Lending Officer 45 years — B ank of America/P iedmont (67) B ank Joe Johnson (59) Yadkin Regional P resident 36 years — Northwestern B ank/F irst Union National B ank/F irst Citizens B ank Ed Marxen (65) P iedmont B ank Regional 37 years- WachoviaB ank/P iedmont B ank P resident

YADKIN VALLEY
FINANCIAL CORPORATION

Experienced Leadership Team

NAME	POSITION	EXPERIENCE
John Brubaker (57)	High Country Regional President President of Main Street Investment Services, Inc.	34 years - Former President of High Country Financial Corporation and its wholly-owned subsidiary, High Country Bank
John Crysel (50)	Chief Credit Officer	28 years- Northwestern Bank/ BB&T/First Citizens
Lestine Hutchens (59)	Executive Vice President - Operations	39 years-all with Yadkin Valley Bank and Trust Company
Patricia Wooten* (45)	VP & Corporate Secretary	22 years - First Union/Piedmont Bank
Julia A. Mason* (40)	VP & Controller	14 years - CPA Yadkin Valley Bank/CPA Public Practice

12

Yadkin Valley Financial Corporation
PERFORMANCE

Yadkin Valley Financial Corporation
Diluted EPS
$1.40 $1.40
R R .28 10Y Y $1 – – 5 GR R CA G $1.20 7% C A $1.20
[9] % . [03] .00 $1 $[1] $1.00 .89 $1.00
0. 91 $[0] $ $0. 89 $0. 83 $0. 83%
2 0
$0.80 $ [0]75 . + $0.80
.7168 . $ [0] $ 0 $ 0. 63 . 58 $ 0.59 $ [0]
$0.60 $0.60 $0.40 $0.40 $0.20 $0.20 $0.00 $0.00 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 YTD YTD
Jun-06 Jun-07
CAGR – Compounded Annual Growth Rate

Yadkin Valley Financial Corporation
Dividends Per Share
$0.50 [7]
0 .4 $ [3]
$0.45 0 .4
$ .0 [4] .4 0 .0 [4] .0 [4]
$0$ 0 $0 $[0] $0.40 .3 7 $[0] $0.35 .3 2
$ [0]
$0.30
.2 5 $ 0 .2 3 .2 3
$0.25 $0 $[0] .1 9 $[0] $0.20 .1 5 $[0] $0.15 .1 2 $[0] $0.10 $0.05 $0.00 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 YTD YTD
Jun-06 Jun-07

Yadkin Valley Financial Corporation
Performance
JUNE 30, P ER S HARE INFORM ATION 2003 2004 2005 2006 2007
S HARES OUTS TANDING 8,778,454 10,688,401 10,690,496 10,611,052 10,608,287 BOOK V ALUE $ 8.30 $ 10.44 $ 10.80 $ 11.72 $ 12.06 TANGIBLE BOOK V ALUE $ 6.93 $ 6.85 $ 7.27 $ 8.17 $ 8.54 DIV IDENDS $ 0.40 $ 0.40 $ 0.43 $ 0.47 $ 0.51 * DILUTED EP S GROW TH (%) 12.36% -11.00% 15.73% 24.27% 20.34%
*2007 dividends are projected to be $0.51 per share.

Yadkin Valley Financial Corporation
Performance
As of De ce m be r 31, June 30, 2003 2004 2005 2006 2007
BALANCE S HEET TOTAL NET LOANS $474,769,820 $720,297,551 $ 759,483,119 $ 846,431,886 $ 846,079,568 8.09% 51.72% 5.44% 11.45% 4.41% TOTAL DEP OS ITS $563,518,017 $728,708,104 $ 814,352,588 $ 907,846,899 $ 942,514,583 1.12% 29.31% 11.75% 11.48% 8.70% TOTAL EQUITY $ 72,870,703 $111,640,237 $ 116,322,897 $ 124,399,141 $ 127,981,194 6.97% 53.20% 4.19% 6.94% 7.42% TOTAL AS S ETS $683,807,059 $959,790,276 $ 1,024,294,504 $1,119,901,573 $1,129,456,040 3.08% 40.36% 6.72% 9.33% 4.55%
Percentages represent the changes over the previous twelve months.

Yadkin Valley Financial Corporation
Performance
June 30, BALANCE S HEET RATIOS (%) 2003 2004 2005 2006 2007
LOANS /AS S ETS 69.43% 75.05% 74.15% 75.58% 74.91% TOTAL EQUITY/TOTAL AS S ETS 10.66% 11.63% 11.36% 11.11% 11.33% TANGIBLE EQUITY/TANGIBLE AS S ETS 9.06% 7.95% 7.94% 8.01% 8.30%
* AV G EQUITY CAP ITAL/AV G AS S ETS 10.41% 11.56% 11.63% 11.34% 11.49% P e e r Group Avg Eq. Ca pita l/Avg. Asse ts 10.13%
*Inf ormation f rom BankA naly s t-Financ ial

Yadkin Valley Financial Corporation
Peer Group
Tota l Asse ts No. of Da te a t 6/30/2007 Institution Ticke r S ta te Office s Esta blishe d ($000s) New Bridge Ba ncorp NBBC NC 43 1949 (2) $ 1,942,639 FNB Unite d Corp. FNBN NC 44 1907 $ 1,863,407 Firs t M & F Corporation FM FC M S 49 1890 $ 1,584,707 Southern Com m unity Financial Corporation S CM F NC 22 1996 $ 1,520,240 Fidelity Bancshares (N.C.) Inc. FDBN NC 67 1909 (1) $ 1,469,697 TIB Financ ial Corporation TIBB FL 20 1974 $ 1,358,773 Bank of Granite Corporation GRAN NC 22 1906 $ 1,221,282 PAB Bankshares, Inc. P ABK GA 20 1956 $ 1,169,967 Yadkin Valle y Financial Corporation YAV Y NC 24 1968 $ 1,129,456 BNC Bancorp BNCN NC 13 1991 $ 1,070,633 Firs t Na tional Bank of Shelby FNS E NC 15 1874 (1) $ 943,961 Peoples Bancorp of North Carolina, Inc. P EBK NC 20 1912 $ 839,674 ECB Bancorp, Inc. ECBE NC 23 1919 $ 629,573
S ourc e : S N L Inte ra c tiv e Brie fing Book (1) No te : A s s e ts as o f 3/31/07 (2) No te : C o m b in e d 3/31/07 b alan ce s h e e ts o f L XBK an d FNBF w h ich m e r g e d o n A u g u s t 1, 2007

Yadkin Valley Financial Corporation
Performance
P EER AV G . YTD YTD 2003 2004 2005 2006 3/31/2007 3/31/2007
P ROFITABILITY ROA 1.36% 1.06% 1.14% 1.32% 1.47% 0.99% ROE 12.60% 9.35% 9.80% 11.63% 12.78% 9.67% NET INTERES T M ARGIN 4.14% 4.05% 4.24% 4.67% 4.84% 4.22% LOAN YIELD 6.39% 5.90% 6.77% 7.94% 8.15% 8.32% COS T OF FUNDS 2.06% 1.85% 2.54% 3.37% 3.89% 4.10% NONINTERES T INCOM E 1.12% 1.08% 1.30% 1.25% 1.17% 0.90% G AIN ON LOANS HELD FOR S ALE 0.03% 0.07% 0.59% 0.63% 0.53% 0.03% EFFICIENCY RATIO 48.93% 57.02% 58.54% 55.38% 53.88% 62.31%
Inf ormation abov e f rom Banc A naly s t Financ ial

Yadkin Valley Financial Corporation
Performance
P EER YTD YTD AS S E T QU ALITY 2003 2004 2005 2006 3/31/2007 3/31/2007
NO NP ERFORM ING LOANS / TOTAL LOANS 0.34% 0.42% 0.42% 0.21% 0.27% 0.71% LOAN LOS S RES ERV E/ TOTAL LOANS 1.29% 1.19% 1.23% 1.26% 1.29% 1.36% LOAN LOS S RES ERV E/ NO NP ERFORM ING LOANS 3.81 2.85 2.96 5.92 4.70 1.91 NET CHARGE OFFS /AV G. LOANS 0.29% 0.18% 0.12% 0.10% 0.02% 0.19%
Inf ormation abov e f rom Banc A naly s t Financ ial

YADKIN VALLEY
FINANCIAL CORPORATION

LOAN PORTFOLIO COMPOSITION

AS A PERCENTAGE OF TOTAL LOANS
AS OF DECEMBER 31,

	2003	2004	2005	2006	YTD 3/31/2007	Peer Group 3/31/2007
CONSUMER LOANS	18.61%	18.28%	17.81%	15.58%	14.94%	11.67%
COMMERCIAL AND INDUSTR	23.61%	21.24%	22.85%	17.46%	17.26%	12.71%
AGRICULTURE LOANS	1.25%	1.33%	0.94%	0.93%	0.96%	2.24%
COMMERCIAL REAL ESTATE	39.32%	42.47%	45.19%	52.57%	52.10%	55.92%
RESIDENTIAL REAL ESTATE	16.19%	15.73%	12.45%	12.52%	13.93%	16.99%
OTHER	1.02%	0.95%	0.76%	0.94%	0.81%	0.47%
TOTAL	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

*Information above from BancAnalyst Financial

22

Yadkin Valley Financial Corporation
Loan Portfolio Duration As a % of Total Loans
3/31/2007 RE P RIC ING INT E RV AL S 12/31/2006 3/31/2007 P eer G roup RE P RIC ING < 3 M O NT HS 50.40% 48.26% 51.23% RE P RIC ING 3 — 12 M O NT HS 5.84% 6.99% 7.84% RE P RIC ING 1 — 3 Y E ARS 16.30% 15.52% 16.45% RE P RIC ING 3 — 5 Y E ARS 16.55% 16.93% 15.82% RE P RIC ING 5 — 15 Y E ARS 6.23% 6.29% 7.35% RE P RIC ING > 15 Y E ARS 4.68% 6.01% 1.31% 100.00% 100.00% 100.00%
*Inform ation above from B anc A naly s t Financ ial

Yadkin Valley Financial Corporation
Funds Composition
Ya dkin V a lle y Ba nk P e e r Group Funds Com position Funds Com position
3 % D e m a n d D e p o s its 0%
N OW 0% 4 % Sa vin g s 1 6% 2% 9% 13% 2 4% 7% 4% R e ta il C OD s 21% Ju m b o C OD s 1 6% 27% Fe d Fu n d s /R e p o s 3 0% 24% Su b o rd in a te d D e b t Oth e r Bo rro w in g s
Information above provided by BancAnalyst Financial as of 3/31/2007

YADKIN VALLEY FINANCIAL CORPORATION

Valuation Comparison With Peer Group

Peer Group Valuations

	Ticker	Closing Price 8/7/07	Price/ Earnings TTM (PE)*	Price/ Earnings to Growth (PEG)*	Price/ Tangible Book*	Div. Yield	Shares Outstanding (millions)*	
Southern Community Financial Corp.	SCMF	$ 7.30	16.22	0.17	144%	2.19%	17.6	
Yadkin Valley Financial Corporation	YAVY	$ 16.76	11.97	0.50	196%	3.10%	10.6	
Peoples Bancorp of North Carolina, Inc.	PEBK	$ 17.28	10.47	0.76	151%	2.08%	5.7	
BNC Bancorp	BNCN	$ 17.02	15.33	1.06	243%	1.06%	6.8	(1)
First M&F Corporation	FMFC	$ 18.86	11.86	1.06	185%	2.76%	9.1	
Bank of Granite Corporation	GRAN	$ 13.83	15.90	NM, <0	165%	3.76%	15.8	
ECB Bancorp, Inc.	ECBE	$ 25.69	14.19	NM, <0	118%	2.72%	2.9	
FNB United Corp.	FNBN	$ 15.39	13.38	NM, <0	184%	3.90%	11.2	
NewBridge Bancorp	NBBC	$ 11.79	16.15	NM, <0	111%	5.77%	8.4	
PAB Bankshares, Inc.	PABK	$ 17.41	12.90	NM, <0	183%	3.33%	9.5	
TIB Financial Corporation	TIBB	$ 10.45	15.60	NM, <0	140%	2.30%	12.8	
MEDIAN			**14.19**	**0.76**	**165%**	**2.76%**		

Notes: * Ratios based on 6/30/07 data

Notes: (1) Tangible book value at 3/31/07

Source for earnings, earnings growth, book value, numbe of shares: SNL Briefing Book

25

Yadkin Valley Financial Corporation
OPERATING STRATEGY

Yadkin Valley Financial Corporation
Our Strategy
Retention Increase Profitability Focus on Growth Maintain our Core Values Execution

Yadkin Valley Financial Corporation
Retention
Knowledge of Customer Base
Solicit Customers That Value Personal Service Providing Right Products Emphasis on Making Customers Profitable Saturday Banking Low Staff Turnover

Yadkin Valley Financial Corporation
Increase Profitability
Expectation of Our Shareholders Net Interest Margin Operating Efficiency Noninterest Income

Yadkin Valley Financial Corporation
Focus on Growth
Build Market Share In Existing Markets
· Retention
· Moving Below Average Customers Toward Profitability
· Competitive Products
· Remote Deposit
· Real-Time On-line Banking
· Building an ATM Nationwide Accessibility Network

Yadkin Valley Financial Corporation
Allpoint ATM Network

Yadkin Valley Financial Corporation
Deposit Share by City/County
City City Market Share County County Market Share Share Jefferson 47.98% Ashe 28.09% West Jefferson (2) 22.65% Ashe Linville 100.00% Avery 1.29% Statesville (3) 14.84% Iredell 11.67% Mooresville (3) 10.16% Iredell Elkin (2) 30.88% Surry 9.14% Cornelius 8.82% Mecklenburg 0.05% Huntersville 5.01% Mecklenburg Boone (4) 17.31% Watauga 15.95% North Wilkesboro 16.33% Wilkes 12.59% Wilkesboro 9.56% Wilkes East Bend 100.00% Yadkin Jonesville 72.53% Yadkin 28.25% Yadkinville 13.04% Yadkin
The market share information above is the latest (as of 6/30/06) information provided by the FDIC. Numbers in parentheses are the number of branches in that city.

Yadkin Valley Financial Corporation
Focus on Growth
Continue Expansion
· Acquisitions
· Loan Production Offices
· De Novo

YADKIN VALLEY BANK
For more information contact: William A. Long, President/ CEO John W. Mallard, Jr., President/ CEO Yadkin Valley Financial Corporation Cardinal State Bank 336-526-6315 919-403-2833 Bill.Long@yadkinvalley bank.com johnmallard@cardinalstatebank.com FOR IMMEDIATE RELEASE June 8, 2007
Yadkin Valley Financial Corp. to acquire Cardinal State Bank
Elkin and Durham, North Carolina – Yadkin Valley Financial Corporation, Elkin, North Carolina (Nasdaq Global Select Market: YAVY) and Cardinal State Bank, Durham, North Carolina (Nasdaq: CSNC) today jointly announced that they have entered into a definitive agreement whereby Yadkin Valley Financial Corporation and its wholly owned subsidiary Yadkin Valley Bank will acquire Cardinal State Bank. Cardinal shareholders will receive $17.62 per Cardinal share in a transaction with a total value of approximately $41.8 million, based on the recent trading price for Yadkin Valley Financial shares. Under the terms of the agreement, Cardinal shareholders will have the right to elect to receive either shares of Yadkin Valley Financial Corp. or $17.62 in cash, subject to allocation as follows: 42% of Cardinal’s outstanding shares will be exchanged for stock of Yadkin Valley Financial and 58% will be exchanged for cash. Those Cardinal shares exchanged for stock will be exchanged for .91771 shares of Yadkin Valley Financial stock in a tax free exchange. Cash will also be paid in lieu of fractional shares. The total transaction value represents 203% of Cardinal’s book value, 21.7% of total assets, a 16.3% core deposit premium, and 35 times Cardinal’s trailing twelve months net income. Closing of the merger, which is expected to occur in the fourth quarter of 2007, is subject to certain conditions, including approval by Cardinal shareholders and regulatory approval.

Cardinal State Bank opened in Durham, North Carolina in 2001. The bank operates three offices in Durham (Durham County) and one office in Hillsborough (Orange County). In announcing the transaction, John Mallard, President and Chief Executive Officer of Cardinal State Bank, said “We couldn’t be more excited about this partnership. Cardinal State Bank was founded to take advantage of the economic growth in North Carolina’s Research Triangle and the surrounding communities. Over the last six years, Cardinal has built a network of well-located banking offices, a solid team of professional bankers, and a loyal customer base. Our partnership with Yadkin Valley Financial will provide us access to the capital, technology and expertise in the products and services that we need to truly take advantage of the extraordinary opportunities in our extraordinary market. Obviously it is important to us and the success of this partnership that the leadership of Cardinal and Yadkin are compatible and agree on how best to serve employees, customers and shareholders. We have a high degree of confidence in the employees of both banks to meld our two organizations and continue building a great North Carolina banking franchise.”
Bill Long, President and Chief Executive Officer of Yadkin Valley Financial said “Our merger with Cardinal State Bank brings a number of advantages to Yadkin Valley Financial. First, Cardinal has reached a point of critical mass where the momentum for quality asset growth and profitability are present. Second, John has built a solid banking team at Cardinal that aligns culturally with our organization. Third, although we believe Yadkin’s existing markets are excellent, the demographics of Durham and Orange Counties are even better, in terms of income, home values, education and employment. Cardinal also has secured a site for a future office in western Wake County, an affluent, high growth area with some of the nation’s best demographic characteristics. Fourth, Cardinal’s operations complement Yadkin’s broader North Carolina franchise, roughly bounded by Interstates 77 and 40. When the merger is completed, Yadkin Valley Financial will be a $1.4 billion institution with twenty-eight branches covering almost 200 miles of central North Carolina and a dozen of the state’s best counties.”

Long commented further, “Cardinal has a very high efficiency ratio, over 80% compared to Yadkin’s 55% efficiency. As a result there are unusual opportunities for improving operating efficiency in combining the two institutions, and we estimate economies approximating 35% of Cardinal’s noninterest expenses. Furthermore, because Cardinal’s current loan production is very robust, we believe their net interest margin will remain stable and net interest income will see healthy gains. As a result, we believe the transaction will be accretive to Yadkin’s earnings per share for the first full year of combined operations. It is important to note that this result assumes no increase in noninterest revenues from the merger. In reality, however, we expect significant improvement in Cardinal’s noninterest revenue contributions, particularly in the area of mortgage origination revenues, where Yadkin, through its Sidus Financial division, is particularly strong. The transaction will decrease our tangible capital ratio from approximately 8.1% to 6.5%, a level of leverage that is within our target range. We have received proposals for trust preferred securities financing that will allow the Company to maintain all regulatory capital ratios at well capitalized levels.”
Cardinal State Bank will be merged into Yadkin Valley Bank and Trust in the transaction but will continue to operate in its markets as Cardinal State Bank, a division of Yadkin Valley Bank and Trust. This organizational format is similar to the other Yadkin Valley Bank and Trust divisions, Piedmont Bank of Statesville, North Carolina (acquired in 2002) and High Country bank of Boone, North Carolina (acquired in 2004). John Mallard will be the Regional President in charge of the Cardinal State Bank Division.

Yadkin Valley Financial Corporation is being represented in the proposed merger transaction by The Carson Medlin Company as financial advisor and Nelson Mullins Riley & Scarborough, LLP as counsel. Cardinal State Bank is being represented by The Orr Group as financial advisor and Brooks, Pierce, McLendon, Humphrey & Leonard, LLP as counsel. Cardinal State Bank is a North Carolina state-chartered bank with three offices in Durham County, North Carolina and one office in Orange County. As of March 31, 2007, the Bank had $193 million in assets, $153 million in loans, $164 million in deposits and $20.7 million in stockholders’ equity. Cardinal shares are traded on NASDAQ under the symbol CSNC. Yadkin Valley Financial Corporation is a one bank holding company for Yadkin Valley Bank and Trust. Established in 1968, Yadkin now has 24 banking offices in Iredell (6), Ashe (3), Watauga (4), Yadkin (3), Surry (2), Wilkes (2), Mecklenburg (2), Avery (1), and Forsyth (1) Counties, North Carolina. As of March 31, 2007, the Company had $1.135 billion in assets, $849 million in loans, $925 million in deposits and $127 million in stockholders’ equity. Yadkin has 10.6 million shares outstanding, which are traded on NASDAQ under the symbol YAVY, and have a market capitalization of $201 million.

Yadkin Valley Financial Corporation and Cardinal State Bank will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (“SEC”) and the Federal Deposit Insurance Corporation (the “FDIC”). INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by Yadkin Valley Financial Corporation will be available free of charge from Yadkin Valley Financial Corporation, Attention: William A. Long, Yadkin Valley Financial Corporation, 209 North Bridge Street, Elkin, North Carolina 28621-3404, (336- 526-6300). Documents filed with the FDIC by Cardinal State Bank will be available free of charge from Cardinal State Bank, Attention:3710 University Drive, Suite 100, Durham, North Carolina 27707, (919- 403-2833) . The directors, executive officers, and certain other members of management of Cardinal State Bank may be soliciting proxies in favor of the merger from Cardinal State Bank’s shareholders. For information about these directors, executive officers, and members of management, shareholders are asked to refer to the most recent proxy statements issued by Cardinal State Bank, which are filed with the FDIC and are available on the Cardinal State Bank’s website Investor page (http://www.snl.com/Irweblinkx/docs.aspx?iid=4064834), and from Cardinal State Bank at the addresses provided in the preceding paragraph. This press release may contain certain forward-looking statements regarding Yadkin Valley Financial Corporation’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Yadkin Valley Financial Corporation intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of Yadkin Valley Financial Corporation, are generally identified by use of the words “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Yadkin Valley Financial Corporation’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. The following factors, among others, could cause the actual results of the merger to differ materially from the expectations stated in this press release: the ability of the companies to obtain the required shareholder or regulatory approvals of the merger; the ability to effect the proposed restructuring; the ability of the companies to consummate the merger; the ability to successfully integrate the companies following the merger; a materially adverse change in the financial condition of either company; the ability to fully realize the expected cost savings and revenues; and the ability to realize the expected cost savings and revenues on a timely basis. Other factors that could cause the actual results of the merger to differ materially from current expectations include a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors a ffecting the companies’ operations, pricing, and services. Yadkin Valley Financial Corporation undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made

Cardinal State Bank Map
Cardinal’s Branches in Green Yadkin’s Branches in Red

Yadkin Valley Financial Corporation
Our Core Values
We exist only because of our customers. We respect employees. We are a for-profit business. We are honest people. We support each community we serve.

Yadkin Valley Financial Corporation
Execution
We understand that all banks have strategic plans. At Yadkin Valley Bank, we concentrate on execution of those strategies.
Execution will always be the key to our success.

Yadkin Valley Financial Corporation
ADDITIONAL INFORMATION

Yadkin Valley Financial Corporation
Summary of Peer Group Analysis
· Yadkin’s ROA of 1.47% exceeds the Peer Group average ROA of 0.99%.
· Yadkin’s ROE of 12.78% exceeds the Peer Group ROE of 9.67% despite goodwill and intangibles totaling $37.5 million resulting from the three most recent acquisitions.
· Yadkin’s Net Interest Margin of 4.84% exceeds the Peer Group’s 4.22%.

Yadkin Valley Financial Corporation
Summary of Peer Group Analysis
· Yadkin’s Cost of funds is 3.89% compared to the Peer Group’s 4.10%.
· Yadkin’s Operating Efficiency is 53.88% compared to the Peer average of 62.31%.
· Yadkin’s Average Capital to Average Assets Ratio of 11.49% is above the peer average of 10.34%.

Yadkin Valley Financial Corporation
Summary of Peer Group Analysis
· Yadkin’s Nonperforming Loans are 0.27% of Total Loans and significantly better than the Peer average of 0.71%.
· Yadkin’s ratio of Net Charge Offs to Average Loans of 0.02% is significantly lower than the Peer average of 0.19%.

Yadkin Valley Financial Corporation
Financial Highlights Thru 6/30/2007 vs. 6/30/2006 Net Loans Held for Investment up 5.2% to $805.2 million
Deposits up 8.7% to $942.5 million
Assets up 4.6% to $1,129.5 million
Book Value per share up from $11.19 to $12.06
Tang. Book Value up from $7.66 to $8.54

Yadkin Valley Financial Corporation
Comparing Year-to-Date Performance for June 2006 and 2007 Net Income Per Diluted Share from $0.59 to $0.71
Return on Assets from 1.24% to 1.41%
Return on Equity from 10.78% to 12.16%
Return on Tang. Equity from 15.82% to 17.22%
Dividends/Share from increased from $0.12 per quarter to $0.13 per quarter

PRESS RELEASE July 24, 2007 FOR IMMEDIATE RELEASE Yadkin Valley Financial Corporation Announces Second Quarter 2007 Diluted Earnings Per Share of $0.35, an Increase of 9.4% Over the Second Quarter 2006 Yadkin Valley Financial Corporation, (“the Company”) Elkin, NC (NASDAQ: YAVY – news), the holding company for Yadkin Valley Bank and Trust Company (“the Bank”), reports earnings of $3.79 million for the quarter ended June 30, 2007, an increase of 10.7% as compared with earnings of $3.42 million for the same quarter of 2006. Diluted earnings per share (“EPS”) were $0.35 and $0.32 for the quarters ended June 30, 2007 and 2006, respectively, an increase of 9.4%. Return on equity (“ROE”) increased to 11.8% for the quarter ended June 30, 2007 from 11.5% for the quarter ended June 30, 2006, and return on tangible equity (“ROTE”) edged down slightly to 16.6% from 16.8% over the same periods. The narrowing between ROE and ROTE resulted from a decrease in intangible assets both in book value and as a percentage of total equity. Despite higher net income and diluted EPS in 2007, ROTE declined slightly because average tangible equity increased by $9.6 million. Net income for the six months ended June 30, 2007 was $7.70 million, a 21.3% increase over the prior year. Year to date diluted earnings per share were $0.71 and $0.59, respectively, for June 30, 2007 and 2006, an increase of 20.3%. ROE increased to 12.2% for the first six months of 2007 from 10.8% a year ago, and ROTE increased to 17.2% in 2007 from 15.8% in 2006.

The increase in quarterly net income over the prior year was attributed primarily to an increase in noninterest income of $623,000, or 17.9%, a decrease in provision for loan losses of $350,000, or 63.6%, and an increase in net interest income of $96,000, or 0.9%. This additional income more than offset the increase of $778,000, or 9.8%, in noninterest expenses. The largest increases in noninterest income were in other service fees, which increased by $215,000 or 27.0%, and income from investment in bank owned life insurance (BOLI), which increased by $167,000 or 113.6%. The increase in other service fees is attributable primarily to commissions generated from mortgages originated in the branch network and from annuity sales by Main Street Investment Services, Inc. a subsidiary of the Bank. Fees generated from merchant credit card processing and from credit card user fees also contributed to the increase in other service fees. BOLI income increases were attributed to additional investment in BOLI in August 2006 and to the transfer of the existing BOLI to a higher yielding product in November 2006.
The Company reported total assets of $1.13 billion, an increase of $10.9 million, or 2.0% annualized, for the six-month period ended June 30, 2007. Deposits totaled $942.5 million, an increase of $34.7 million, or 7.7% annualized, during the first six months of 2007. The deposit growth was invested primarily in interest-bearing accounts and debt securities and was used to repay wholesale borrowings. Noninterest-bearing deposits grew to $156.8 million, an increase of $5.0 million or 6.6% annualized, since year end.

The net interest margin declined to 4.21% for the quarter ended June 30, 2007 from 4.32% for the first quarter and from 4.47% for the second quarter of 2006. Excluding the impact of net interest income from Sidus Financial LLC, the Bank’s mortgage lending subsidiary, the net interest margin for the second quarter of 2007 was 4.33% down only 8 basis points from the first quarter and 23 basis points from the second quarter of last year. The decline in margin from the first quarter can be attributed primarily to a shift in the mix of interest-bearing deposits with a heavier weighting of certificates of deposit (“CODs”) and an 8 basis point increase in the overall cost of funding CODs.
The business climate and demographics for the areas served by the Bank remain diverse and healthy. The Statesville-Mooresville area in Iredell County was named the top micropolitan area for business development for the third consecutive year in the March 2007 issue of Site Selection magazine. An investment banking firm’s recent projection based on census data for the Bank’s market area reported 2006 through 2011 population growth of 10.3% and household income growth of 15.3%. The nine county area served by the twenty-four full service branches stretches north and south about 60 miles along Interstate 77. East to west, primarily along US Highway 421 and North Carolina Highway 105, the branch network covers about 100 miles. Further geographic diversification is represented by the loan production office in Wilmington, North Carolina. Sidus Financial, LLC provides mortgage lending services throughout the southeastern and mid-atlantic states.

Commenting on the results, Bill Long, President and CEO, stated, “It is important to note several events occurring during the second quarter:”
- “We opened out first branch in Forsyth County (Pfafftown) in April. The first loan production office for the bank was opened in Wilmington, also during April. The expenses incurred to operate these offices will be offset by production income as these offices mature.”
- “Credit quality remains strong even though our loan growth has slowed. Charge-offs net of recoveries are 0.01% for the year, down from 0.08% for the same period in 2006. Nonperforming loans as a percentage of total loans decreased by six basis points from 0.38% for the first six months of 2006 to 0.31% in 2007. Allowance coverage for nonperforming loans is a strong 4.27.”
- “Sidus continued their outstanding performance in the mortgage area. It appears that borrowers are rethinking their mortgage decisions and turning back to traditional lending because of confidence in their local bank.”
- “We had a significant change in our organizational structure during the second quarter. Steve Robinson was named EVP of the holding company and EVP & COO of the bank. Ed Marxen replaced Steve as the Regional President of the Piedmont Division. Julie Mason was named VP and Controller of the holding company.”
- “The operating efficiency ratio increased slightly over year end with our organizational moves. These changes are an investment that prepares us for a successful future with talented leadership and a sound management succession plan.”

- “We announced our definitive agreement to purchase Cardinal State Bank which operates in the outstanding Durham and Orange County markets. Durham county was the number one county in North Carolina in 2006 for both loan and deposit growth. At each meeting with the Cardinal employees, I am impressed with their quality and work ethic. The merger process is moving along very smoothly, and we anticipate a mid-September 2007 closing and a mid-January 2008 system conversion. The Research Triangle offers us great opportunities for growth.”
- “Dr. Hal Stuart, an original board member of our bank, reached the mandatory retirement age and retired from the board after presiding over our May annual meeting. There is no way we can list the many contributions that Hal made to the success of our bank. His gentle way and wonderful vision will by missed by all of us.”
- “Howe Barnes Hoefer & Arnett, Inc. initiated coverage on our company on July 11th with a ‘buy’ rating and a twelve month target price of $21.00 per share. After making investor presentations and contacts with investment banking firms, we are pleased to have three analysts covering our company. This coverage is an important step in making our stock more visible to the investment community as we share our story of a rich tradition and a promising future.”

Yadkin Valley Bank and Trust Company is a full service community bank providing services in twenty-four branches throughout its three regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

Yadkin Valley Financial Corporation (Amounts in thousands except per share data) (unaudited)
For the Three Months Ended June 30, 2007 2006
Interest income $18,647 $16,762
Interest expense 8,238 6,449
Net interest income 10,409 10,313
Provision for loan losses 200 550
Net interest income after provision for loan loss 10,209 9,763
Noninterest Income:
Service charges on deposit accounts 954 905
Other service fees 1,014 798
Net gain on sales of mortgage loans 1,645 1,519
Net gain on sales of investment securities — 7
Income on investment in bank owned life insurance 314 147
Mortgage banking income 133 49
Other income 52 64
Total noninterest income 4,112 3,489
Noninterest Expense:
Salaries and employee benefits 4,989 4,559
Occupancy and equipment expense 988 916
Printing and supplies 139 132
Data processing 110 94
Amortization of core deposit intangible 197 207
Other expense 2,260 1,997
Total noninterest expense 8,683 7,905
Income before income taxes 5,638 5,347
Income taxes 1,852 1,927
Net income $ 3,786 $ $ 3,420
Income per share:
Basic $ 0.36 $ 0.32
Diluted $ 0.35 $ 0.32
Average shares outstanding – basic 10,614 10,650
Average shares outstanding – diluted 10,792 10,788

Yadkin Valley Financial Corporation (Amounts in thousands except per share data) (unaudited)
For the Six Months Ended June 30, 2007 2006
Interest income $36,623 $31,797
Interest expense 15,997 11,689
Net interest income 20,626 20,108
Provision for loan losses 500 1,115
Net interest income after provision for loan loss 20,126 18,993
Noninterest Income:
Service charges on deposit accounts 1,935 1,802
Other service fees 1,856 1,568
Net gain on sales of mortgage loans 3,056 2,684
Net gain on sales of investment securities — 19
Income on investment in bank owned life insurance 530 292
Mortgage banking income 212 128
Other income 602 139
Total noninterest income 8,191 6,632
Noninterest Expense:
Salaries and employee benefits 9,828 9,124
Occupancy and equipment expense 2,002 1,871
Printing and supplies 283 294
Data processing 211 206
Amortization of core deposit intangible 395 415
Other expense 4,228 3,917
Total noninterest expense 16,947 15,827
Income before income taxes 11,370 9,798
Income taxes 3,671 3,450
Net income $ 7,699 $ $6,348
Income per share:
Basic $ 0.73 $ $0.60
Diluted $ 0.71 $ $0.59
Average shares outstanding – basic 10,614 10,661
Average shares outstanding – diluted 10,798 10,801

Yadkin Valley Financial Corporation (Amounts in thousands except per share data) (unaudited) As of June 30, As of December 31, 2007 2006 *
Assets
Cash and due from banks $ 24,584 $42,387
Federal funds sold and interest-bearing deposits 19,539 1,669
Securities available for sale 136,454 127,520
Gross loans held for investment 816,467 814,910
Allowance for loan losses (11,276) (10,829)
Loans held for sale 40,889 42,351
Accrued interest receivable 5,828 5,796
Premises and equipment, net 27,807 27,098
Federal Home Loan Bank stock 2,782 3,633
Investment in bank-owned life insurance 22,532 22,797
Goodwill 32,697 32,697
Core deposit intangible 4,643 5,038
Other assets 7,889 4,834
Total Assets $ $1,130,835 $1,119,901
Liabilities and Stockholders’ Equity Non-interest bearing deposits $ 156,776 $151,812
NOW, savings, and money market 229,366 233,032
Time deposits over $ 100,000 243,922 228,554
Other time deposits 312,451 294,450
Borrowed funds 49,911 79,063
Accrued interest payable 3,379 2,975
Other liabilities 7,049 5,616
Total Liabilities 1,002,854 995,502
Stockholders’ equity 127,981 124,399
Total Liabilities and Stockholders’ Equity $1,130,835 $1,119,901
Shares outstanding at end of period 10,608 10,611
Note: Derived from audited financial statements

Yadkin Valley Financial Corporation
(unaudited)

	For the Three Months Ended				
	Jun 30, 2007	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006
Per Share Data:					
Basic Earnings per Share	$ 0.36	$ 0.37	$ 0.36	$ 0.34	$ 0.32
Diluted Earnings per Share	$ 0.35	$ 0.36	$ 0.35	$ 0.34	$ 0.32
Book Value per Share	$ 12.06	$ 11.97	$ 11.72	$ 11.46	$ 11.19
Tangible Book Value per Share	$ 8.54	$ 8.43	$ 8.17	$ 7.94	$ 7.66
Cash Dividends per Share	$ 0.13	$ 0.12	$ 0.12	$ 0.12	$ 0.12
Selected Performance Ratios:					
Return on Average Assets (annualized)	1.36%	1.46%	1.39%	1.36%	1.30%
Return on Average Equity (annualized)	11.79%	12.53%	12.28%	12.10%	11.49%
Return on Tangible Equity (annualized)	16.63%	17.84%	17.67%	17.66%	16.79%
Net Interest Margin (annualized)	4.21%	4.32%	4.34%	4.43%	4.47%
Net Interest Spread (annualized)	3.50%	3.64%	3.71%	3.79%	3.91%
Noninterest Income as a % of Revenue	28.72%	29.14%	27.76%	28.47%	26.33%
Noninterest Income as a % of Average Assets	0.37%	0.38%	0.35%	0.37%	0.33%
Noninterest Expense as a % of Average Assets	0.78%	0.76%	0.74%	0.77%	0.75%
Net Noninterest income as a % of Average Assets	-0.41%	-0.39%	-0.39%	-0.40%	-0.42%
Efficiency Ratio	57.77%	55.19%	54.83%	55.35%	55.14%
Asset Quality:					
Nonperforming Loans (000's)	2,639	2,361	1,830	5,184	3,113
Nonperforming Assets(000's)	3,317	3,220	2,404	5,311	3,482
Nonperforming Loans to Total Loans	0.31%	0.27%	0.21%	0.63%	0.38%
Nonperforming Assets to Total Assets	0.29%	0.28%	0.21%	0.49%	0.32%
Allowance for Loan Losses to Total Loans	1.32%	1.29%	1.26%	1.29%	1.25%
owance for Loan Losses to Nonperforming Loans	4.27	4.70	5.92	2.05	3.30
Net Charge-offs to Average Loans (annualized)	0.01%	0.02%	0.15%	0.09%	0.12%
Capital Ratios(1):					
Equity to Total Assets	11.32%	11.19%	11.11%	11.11%	11.03%
Tangible Equity to Tangible Assets(2)	8.29%	8.13%	8.01%	7.97%	7.82%
Tier 1 leverage ratio	8.26%	8.36%	8.16%	8.18%	8.17%
Tier 1 risk-based ratio	9.48%	9.40%	9.20%	9.38%	9.36%
Total risk-based capital ratio	10.68%	10.59%	10.37%	10.57%	10.52%

apital ratios are for Yadkin Valley Bank and Trust Company.
he tangible equity to tangible assets ratio is a non-GAAP measure that management feels may be useful to investors.

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Yadkin Valley Financial Corporation (unaudited)
For the Six Months Ended June 30, 2007 June 30, 2006 June 30, 2005 Selected Performance Ratios: Return on Average Assets (annualized) 1.41% 1.24% 1.11% Return on Average Equity (annualized) 12.16% 10.78% 9.41% Return on Tangible Equity (annualized) 17.22% 15.82% 14.16% Net Interest Margin 4.27% 4.51% 4.02% Net Interest Spread 3.57% 3.99% 3.67% Noninterest Income as a % of Revenue 28.93% 25.88% 28.09% Noninterest Income as a % of Average Assets 0.74% 0.64% 0.64% Noninterest Expense as a % of Average Assets 1.54% 1.54% 1.47% Efficiency Ratio 57.78% 56.97% 59.68% Asset Quality: Net Charge-offs to Average Loans (annualized) 0.01% 0.08% 0.11%

Yadkin Valley Financial Corporation
(unaudited)

Average Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands)

(Unaudited) Three Months Ended:	June 30, 2007			June 30, 2006		
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
INTEREST EARNING ASSETS						
Federal funds sold	$ 9,828	$ 128	5.22%	$ 3,391	$ 39	4.61%
Interest bearing deposits	3,528	49	5.57%	1,589	12	3.03%
Investment securities (1)	134,138	1,683	5.03%	123,129	1,403	4.57%
Total loans (1,2)	859,217	16,953	7.91%	810,752	15,465	7.65%
Total average earning assets (1)	1,006,711	18,813	7.50%	938,861	16,919	7.23%
Noninterest earning assets	113,111			113,090		
Total average assets	$ 1,119,822			$ 1,051,951		
INTEREST BEARING LIABILITIES						
NOW and money market	$ 187,481	$ 1,040	2.22%	$ 194,243	$ 916	1.89%
Savings	36,596	92	1.01%	39,910	100	1.01%
Time certificates	552,262	6,633	4.82%	457,160	4,570	4.01%
Total interest bearing deposits	776,339	7,765	4.01%	691,313	5,586	3.24%
Repurchase agreements sold	33,625	272	3.24%	31,143	222	2.86%
Borrowed funds	17,602	201	4.58%	57,495	641	4.47%
Total interest bearing liabilities	827,566	8,238	3.99%	779,951	6,449	3.32%
Noninterest bearing deposits	155,557			146,675		
Stockholders' equity	128,788			119,393		
Other liabilities	7,911			5,932		
Total average liabilities and stockholders' equity	$ 1,119,822			$ 1,051,951		
NET INTEREST INCOME/ YIELD (3,4)		$ 10,575	4.21%		$ 10,470	4.47%
INTEREST SPREAD (5)			3.50%			3.91%

1. Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense
2. The loan average includes loans on which accrual of interest has been discontinued.
3. Net interest income is the difference between income from earning assets and interest expense.
4. Net interest yield is net interest income divided by total average earning assets.
5. Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.

59

Average Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands)

(Unaudited)

Six Months Ended:	June 30, 2007			June 30, 2006		
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
INTEREST EARNING ASSETS						
Federal funds sold	$ 6,137	$ 168	5.52%	$ 2,874	$ 65	4.56%
Interest bearing deposits	2,728	63	4.66%	2,399	51	4.29%
Investment securities (1)	132,036	3,322	5.07%	120,129	2,680	4.50%
Total loans (1,2)	849,781	33,399	7.93%	787,340	29,312	7.51%
Total average earning assets (1)	990,682	36,952	7.52%	912,742	32,108	7.09%
Noninterest earning assets	112,928			117,344		
Total average assets	$ 1,103,610			$ 1,030,086		
INTEREST BEARING LIABILITIES						
NOW and money market	$ 187,481	$ 2,059	2.21%	$ 197,869	$ 1,815	1.85%
Savings	36,160	182	1.01%	40,294	200	1.00%
Time certificates	537,494	12,735	4.78%	441,535	8,492	3.88%
Total interest bearing deposits	761,135	14,976	3.97%	679,698	10,507	3.12%
Repurchase agreements sold	34,879	570	3.30%	30,091	421	2.82%
Borrowed funds	19,607	451	4.64%	51,778	762	2.97%
Total interest bearing liabilities	815,621	15,997	3.96%	761,567	11,690	3.10%
Noninterest bearing deposits	152,553			143,731		
Stockholders' equity	127,719			118,748		
Other liabilities	7,717			6,040		
Total average liabilities and stockholders' equity	$ 1,103,610			$ 1,030,086		
NET INTEREST INCOME/ YIELD (3,4)		$ 20,955	4.27%		$ 20,418	4.51%
INTEREST SPREAD (5)			3.57%			3.99%

1. Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense
2. The loan average includes loans on which accrual of interest has been discontinued.
3. Net interest income is the difference between income from earning assets and interest expense.
4. Net interest yield is net interest income divided by total average earning assets.
5. Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.

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